EXHIBIT 10.2

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”) is made and entered into as of the              day of                     , 2004 by and between Third Security, LLC, a Virginia limited liability company (“THIRD SECURITY”), and New River Pharmaceuticals Inc., a Virginia corporation, including all of its now or hereafter existing subsidiaries (“NEW RIVER”).

WHEREAS, NEW RIVER intends to pursue an underwritten initial public offering (the closing of which is hereafter referred to as the “Offering”);

WHEREAS, historically THIRD SECURITY has provided certain corporate and administrative services to its affiliates, including NEW RIVER; and

WHEREAS, THIRD SECURITY and NEW RIVER desire that THIRD SECURITY continue to provide certain services to NEW RIVER through and following the Offering pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be bound hereby, agree as follows:

1. Services. Following the Offering, THIRD SECURITY will provide or cause to be provided to NEW RIVER, those corporate and administrative services described in Exhibit A hereto (the “Services”), as requested by NEW RIVER from time to time. The scope of the Services may be adjusted by the mutual agreement of the parties hereto.

2. Charges for Services. As consideration for the Services provided hereunder, NEW RIVER agrees to pay the following fees and expenses to THIRD SECURITY:

(a) Fees for Services performed for NEW RIVER by a vendor, contractor or similar third party (other than THIRD SECURITY) shall be equal to the final invoiced costs charged by such third party to THIRD SECURITY for the performance of such Services.

(b) With respect to all other Services provided by THIRD SECURITY employees, NEW RIVER will pay to THIRD SECURITY an hourly rate calculated as follows for each THIRD SECURITY employee providing Services in a given invoice period under this Agreement: such hourly rate shall equal [the annual salary of the THIRD SECURITY employee performing the given Services plus a thirty percent (30%) markup to cover the cost of fringe benefits provided to such THIRD SECURITY employee] divided by 2,080 hours. In addition, NEW RIVER will pay reasonable travel and other out-of-pocket expenses incurred in connection therewith.

(c) All travel and out-of-pocket expenses of THIRD SECURITY made in accordance with the then effective policies of THIRD SECURITY governing such expenses will be deemed reasonable and may not be subject to any dispute.

3. Payments.

(a) THIRD SECURITY shall submit to NEW RIVER by the fifteenth (15th) day of each month an invoice for all charges associated with Services provided during the preceding month, including any other amounts payable in respect of prior invoice periods. All invoices shall reference the Services provided and the charges associated therewith, any related adjustments and any other amounts that are payable. Except as provided in subparagraph (b) below, NEW RIVER shall remit payment in full for all charges invoiced on or before the last business day of the month in which the invoice is received. Payment of all invoices shall be made by check or electronic funds transfer of immediately available funds to an account or accounts designated by THIRD SECURITY. Any late payment shall bear interest at the rate of one half percent (0.5%) per month or fraction thereof until paid.

(b) In the event of a dispute as to an invoiced amount, NEW RIVER shall promptly pay all undisputed amounts, but shall be entitled to withhold amounts in dispute, and shall promptly notify THIRD SECURITY of such dispute and the basis therefor. The parties agree to provide each other with sufficient records and information to resolve such dispute and, without limiting the rights and remedies of the parties hereunder, to negotiate in good faith a resolution thereto. Notwithstanding this clause (b), the late payment interest provision in Section 3(a) shall apply to all such withheld amounts that are ultimately determined to be due and payable, which amounts, including any interest, shall be promptly remitted to THIRD SECURITY in the manner provided herein.

4. Term of Agreement. The term of this Agreement shall commence immediately upon the date hereof and continue for a period of              months unless terminated by agreement of the parties hereto (except with respect to the services identified in Paragraph 7 of Exhibit A, which shall be provided until December 31,                 ). Notwithstanding the foregoing this Agreement shall become terminable at any time by NEW RIVER upon delivery of written notice to THIRD SECURITY with respect to any Services or any part thereof. Termination under this Section 4 or otherwise shall have no effect on the obligations of the parties to provide Services prior to the effective date of such termination or to make payments in respect of charges incurred in connection therewith or which relate to events occurring prior to such date.

5. Performance of Services.

(a) THIRD SECURITY shall perform the Services or cause the Services to be performed with the same degree of care, skill, timeliness and prudence customarily exercised with respect to its own operations. It is understood and agreed that the Services will be substantially identical in nature and quality to the Services performed by THIRD SECURITY for NEW RIVER during the year prior to the commencement of the term of this Agreement, except with respect to such services required to effect the Offering.

(b) Each party acknowledges that the Services will be provided only with respect to NEW RIVER’s business. Services will not be requested for the benefit of any entity other than NEW RIVER. NEW RIVER agrees that it will use the Services only in accordance with all applicable federal, state and local laws, and regulations and in accordance with the reasonable conditions, rules, regulations and specifications which are or may be set forth in any manuals, materials, documents or instructions of THIRD SECURITY. THIRD SECURITY reserves the right to take all actions, including the termination of any Services or part thereof, in order to ensure that the Services are provided in accordance with any applicable laws and regulations.

(c) Any input or information needed by either party to perform or utilize the Services pursuant to the provisions of this Agreement shall be provided by the other party in a manner consistent with the practices employed by the parties during the year prior to the date of this Agreement. Should the failure by NEW RIVER to provide such input or information render the performance of the Services impossible or unreasonably difficult, THIRD SECURITY may, upon reasonable notice, refuse to provide such Services.

6. Liability and Indemnification. Except as provided below, THIRD SECURITY and all of its managing directors, officers, agents and employees shall have no liability, whether direct or indirect, in contract, tort or otherwise, under this Agreement for any damage, loss or other harm (including, without limitation, out-of-pocket expenses and fees and disbursements of counsel) of any type suffered by NEW RIVER or any third party in connection with the performance or non-performance of this Agreement or the Services contemplated hereby or any action or in-action of any of the indemnified parties in connection with the foregoing, except for any such damage, loss or other harm directly caused by or directly resulting from the gross negligence or willful misconduct of THIRD SECURITY in connection with the performance or non-performance of this Agreement or the Services contemplated hereby or the action or inaction of any of the indemnified parties in connection with the foregoing. In the event of a third party claim, NEW RIVER, including its successors and assigns, for itself and on behalf of all of its subsidiaries, shall indemnify, defend and hold harmless THIRD SECURITY and all of its managing directors, officers, agents and employees from and against any and all such damages, losses and other harms (including, without limitation, out-of-pocket expenses and fees, counsel fees and disbursements of counsel) caused by or arising out of the performance or non-performance of this Agreement or the Services contemplated hereby or the actions or in-actions of any of the indemnified parties in connection with the foregoing other than any such damage, loss or other harm directly caused by or directly resulting from the gross negligence or willful misconduct of THIRD SECURITY in connection with the performance or non-performance of this Agreement or the Services contemplated hereby or the actions or in-actions of any of the indemnified parties in connection with the foregoing. The total liability of THIRD SECURITY under this Section 6 will not under any circumstances exceed the aggregate amount of actual fees paid to THIRD SECURITY by NEW RIVER pursuant to this Agreement. Notwithstanding any other provision of this Agreement, THIRD SECURITY shall have no liability for (i) any lost profits or any incidental, consequential, special, indirect or similar damages of any kind or nature whatsoever of NEW RIVER or any third party (including the fees and expenses of counsel) or (ii) the acts or omissions of any third party (other than THIRD SECURITY) that provides Services hereunder. This Section 6 shall survive the termination of this Agreement until such time as the obligations of the parties (including their respective successors and assigns) set forth in this Section 6 have been fully satisfied.

7. Confidentiality. The parties each agree to hold in trust and maintain confidential, and, except as required by law or applicable rules and regulations promulgated thereunder or by court order or other legal process, not to disclose to others without first obtaining the prior written approval of the other party, any information received by it from the other party or developed or otherwise obtained by it under this Agreement, including all information resulting from the provision or utilization of the Services hereunder (collectively, the “Information”). At the time of termination of this Agreement in whole or in part, each party shall, within 90 days after the effective date of such termination, return to each other all written Information that it obtained and shall not retain or allow any third party to retain photocopies or other reproductions of such Information, provided that (i) the parties may retain any Information to the extent reasonably needed to comply with applicable tax, accounting or financial reporting requirements or to resolve any legal issues identified at the time of termination, and (ii) in the case of a partial termination of this Agreement, the parties may retain any Information required to perform or utilize any remaining Services covered by this Agreement. Alternatively, each party may, upon receipt of the written consent of the other party, destroy such Information instead of returning the same pursuant to the foregoing sentence. The obligations set forth in this Section 7 shall not apply to any Information that is shown by either party to be or have become knowledge generally available to the public other than through the acts or omissions of such party.

8. Assignment. Neither party shall assign or transfer any of its rights or delegate any of its obligations under this Agreement without first obtaining the prior written consent of the other party, which consent may be withheld by such other party in its sole discretion; provided that THIRD SECURITY shall be permitted to cause any Services to be provided or caused to be provided by THIRD SECURITY through one or more third parties selected by THIRD SECURITY; and provided further that the selection of any third party by THIRD SECURITY shall be subject to the prior written consent of NEW RIVER (which shall not be unreasonably withheld or delayed) unless such third party shall have provided the same or similar Services to THIRD SECURITY at any time during the twelve (12) months immediately preceding the date of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

9. Notices. All notices and other communications hereunder shall be in writing and shall be delivered in person, by United States mail, certified, return receipt requested, postage prepaid, by express mail by a nationally recognized carrier, or by facsimile transmission (provided, if sent by facsimile transmission, such notice shall also be sent by one of the other methods provided under this section within 24 hours after initially sent by facsimile transmission) to the following:

Third Security, LLC

Attn: Legal Department

The Governor Tyler

1881 Grove Ave

Radford, VA 24141

Fax No.: 540-633-7939

New River Pharmaceuticals Inc.

Attn: Secretary

The Governor Tyler

1881 Grove Ave

Radford, VA 24141

Fax No.: 540-633-7939

or to such other addresses as either party may designate from time to time in writing. The date of any notice so sent will be deemed to be the date of receipt (or refusal), in the case of United States mail, the following business day, in the case of overnight express mail, and, in the case of facsimile transmission, upon receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day if not received during the recipient’s normal business hours.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the principles of conflicts of laws thereof.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which shall together constitute but one and the same instrument.

12. Headings. The headings and captions set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

13. Severability. The provisions of this Agreement are severable and should any provisions hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void, voidable or unenforceable provision were not a part hereof.

14. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect thereto. This Agreement may not be amended or otherwise modified or supplemented except by a written instrument duly executed by both parties. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

THIRD SECURITY, LLC	NEW RIVER PHARMACEUTICALS INC.

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT A

TO

SERVICES AGREEMENT

DESCRIPTION OF SERVICES

1. Compensation Plans—THIRD SECURITY will provide advice and respond to general inquiries to NEW RIVER with respect to the design and implementation of its stock and executive compensation plans. Notwithstanding the foregoing or anything set forth in this Agreement, THIRD SECURITY will not perform any of the functions that are normally performed by the compensation or similar committee of a company required to submit filings to the SEC pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

2. Insurance—THIRD SECURITY will provide advice with respect to the structure and terms of the property and liability insurance programs of NEW RIVER.

3. Legal—THIRD SECURITY will coordinate with NEW RIVER’s outside counsel and respond to inquiries from NEW RIVER with respect to matters customarily handled by THIRD SECURITY ‘s legal department. THIRD SECURITY will review or participate in the preparation of NEW RIVER’s filings with the SEC before and after the Offering, but it will not provide to NEW RIVER any legal advice, assistance or services, which are of the nature that a reasonable attorney would only provide such services with an adequate professional liability insurance policy in full force and effect.

4. External Relations—THIRD SECURITY will provide assistance and advice to NEW RIVER with respect to political action committees and lobbying and legislative matters at the Federal Congressional and Executive levels. In connection with the provision of such services by THIRD SECURITY’s employees, THIRD SECURITY shall have the sole authority and discretion to determine whether such services will be provided by THIRD SECURITY.

5. Proxy Statement—Upon request, THIRD SECURITY will provide NEW RIVER with data and information maintained by THIRD SECURITY required to calculate certain components of compensation administered by THIRD SECURITY prior to the date of this Agreement that after the Offering must be reported in the Proxy Statement of NEW RIVER to the extent that either or both of NEW RIVER and their independent auditor do not already have such data and information. Notwithstanding the foregoing or anything set forth in this Agreement, NEW RIVER shall be solely responsible for verifying such data with its employees and any other third parties maintaining information regarding the assets or compensation of any of its employees.

6. Benefits and 401-K Plan—THIRD SECURITY will continue to administer and respond to inquiries from NEW RIVER regarding the operation by THIRD SECURITY of its health and dental insurance, disability insurance, and 401-K plan until such separate carve-out plans shall have been established by NEW RIVER for NEW RIVER’s employees.

7. Taxation—THIRD SECURITY will coordinate with NEW RIVER’s outside accountants and auditors and respond to inquiries from NEW RIVER with respect to matters customarily handled by THIRD SECURITY ‘s tax department. THIRD SECURITY will prepare drafts of corporate tax returns and other related filings and correspondence for approval and filing by NEW RIVER and/or NEW RIVER’s outside accountants. THIRD SECURITY will provide NEW RIVER with such historical data maintained by THIRD SECURITY that may be necessary for the preparation of tax returns and related filings and correspondence to the extent that NEW RIVER or their independent accountants/auditors do not already have such historical data.